Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the “Rights Offering”) by USA Technologies, Inc., a Pennsylvania corporation (the “Company”) of subscription rights (the “Rights”) to purchase shares of the Company’s common stock, no par value (“Common Stock”), and warrants to purchase shares of Common Stock.

With respect to any instructions to exercise (or not to exercise) the Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [•], 2010, the last business day prior to the scheduled expiration date of the Rights Offering of [•], 2010 (which may be extended by the Company in its sole discretion).

This will instruct you whether to exercise Rights to purchase shares of the Common Stock and warrants distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

☐	Please DO NOT EXERCISE RIGHTS for shares of Common Stock and warrants to purchase shares of Common Stock.

☐	Please EXERCISE RIGHTS for shares of Common Stock and warrants to purchase shares of Common Stock as set forth below.

The number of Rights for which the undersigned gives instructions for exercise should not exceed the number of Rights that the undersigned is entitled to exercise.

	No. of Shares and Warrants		Per Share Subscription Price		Payment
Subscription Right	[_______]	X	$[_____]	=	$[_______]

☐	Payment in the following amount is enclosed $____________
☐
Please deduct payment from the following account maintained by you as follows:
Type of Account: ________________________
Account No.: ___________________________
Amount to be deducted: $__________________

Signature:______________________________
Name: ________________________________
Title: _________________________________
Date: ___________________, 2010